Independent Auditors' Consent


To the Shareholders and Directors of
Smith Barney Funds, Inc.:

We consent to the use of our reports dated February 17, 1995, with respect to the Portfolios listed below of Smith
Barney Funds, Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" in the Prospectuses of the Portfolios listed below and "Independent Auditors" in the Statement of Additional Information.


Portfolios

Short-Term U.S. Treasury Securities Portfolio

U.S. Government Securities Portfolio

Monthly Payment Government Portfolio

Income Return Account Portfolio

Income and Growth Portfolio

Utility Portfolio





                                   KPMG PEAT MARWICK LLP




New York, New York
December 22, 1995